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As filed with the Securities and Exchange Commission on July 21, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE THOMSON CORPORATION
(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	98-0176673 (I.R.S. Employer Identification No.)
Metro Center, One Station Place Stamford, Connecticut 06902 United States (Address of principal executive offices and zip code)

The Thomson Corporation 2005 U.S. Employee Stock Purchase Plan
The Thomson Corporation 2005 Global Employee Stock Purchase Plan
The Thomson Amended and Restated 2000 Stock Incentive Plan
(Full title of the plans)

Deirdre Stanley, Esq., Senior Vice President and General Counsel, Thomson Holdings Inc.,
Metro Center, One Station Place, Stamford, Connecticut 06902, United States
(Name and address of agent for service)
(203) 539-8000 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee

Common shares, no par value	28,000,000	$33.765	$945,420,000.00	$111,275.94

(1)
This Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Represents (a) 6,000,000 common shares issuable under The Thomson Corporation 2005 U.S. Employee Stock Purchase Plan, (b) 2,000,000 common shares issuable under The Thomson Corporation 2005 Global Employee Stock Purchase Plan and (c) 20,000,000 additional common shares issuable under The Thomson Amended and Restated 2000 Stock Incentive Plan.

(3)
Estimated pursuant to Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby as reported on the New York Stock Exchange on July 15, 2005, a date within five business days of the filing of this Registration Statement.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

        This Registration Statement on Form S-8 (this "Registration Statement") registers additional securities of the same class as other securities for which another Registration Statement on Form S-8 (File No. 333-12284) relating to The Thomson 2000 Stock Incentive Plan is effective. Pursuant to General Instruction E to Form S-8, The Thomson Corporation, an Ontario corporation (the "Company"), hereby incorporates by reference herein the contents of such Registration Statement on Form S-8 (File No. 333-12284) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        * The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in The Thomson Corporation 2005 U.S. Employee Stock Purchase Plan, The Thomson Corporation 2005 Global Employee Stock Purchase Plan and The Thomson Amended and Restated 2000 Stock Incentive Plan as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have previously been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

  •
  the Company's annual report on Form 40-F for the fiscal year ended December 31, 2004;

  •
  the Company's periodic report on Form 6-K furnished to the Commission on April 28, 2005; and

  •
  the description of the Company's common shares contained in its registration statement on Form 40-F filed on December 11, 1998, as updated by its annual report on Form 40-F for the fiscal year ended December 31, 2004, and any amendments or reports filed for the purpose of updating such description.

        In addition, all other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which de-registers all securities then remaining unsold, and any Form 6-K during such period or portions thereof that are identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the Common Shares being registered hereunder will be passed upon by Torys LLP. As of the date of this Registration Statement, the partners and associates of Torys LLP owned beneficially, directly or indirectly, less than 1% of the Company's outstanding securities. Certain partners and an associate of Torys LLP are assistant secretaries of the Company and certain of its affiliates.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under the Business Corporations Act (Ontario), the Company may indemnify a present or former director or officer or a person who acts or acted at the Company's request as a director or officer of another corporation of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Company or such other corporation to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Company as a matter of right if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set forth above.

        The by-laws of the Company provide that the Company shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and the heirs and legal representatives of such a person against all costs, charges, expenses and liabilities incurred while carrying out such acts, except as prohibited by law.

        The by-laws of the Company further provide that the Company may, to the extent permitted by the Business Corporations Act (Ontario), purchase and maintain insurance for the benefit of any director or officer, a former director or officer or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor.

        A contractual indemnity is provided by The Woodbridge Company Limited, the Company's principal shareholder, which indemnifies, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provided by the Company pursuant to the Business Corporations Act (Ontario) and the by-laws of the Company.

        In addition, the Company has entered into agreements with each of its directors which indemnify them to the maximum extent permitted by law.

        Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1	The Thomson Corporation 2005 U.S. Employee Stock Purchase Plan (incorporated herein by reference to Annex A of the Company's management information circular, as set forth in Exhibit 99.2 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 31, 2005)
4.2	The Thomson Corporation 2005 Global Employee Stock Purchase Plan (incorporated herein by reference to Annex B of the Company's management information circular, as set forth in Exhibit 99.2 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 31, 2005)
4.3	The Thomson Amended and Restated 2000 Stock Incentive Plan (incorporated herein by reference to Annex C of the Company's management information circular, as set forth in Exhibit 99.2 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 31, 2005)
4.4	Restated articles of incorporation of The Thomson Corporation (incorporated herein by reference to Exhibit 99.1 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 4, 2005)
4.5	By-laws of The Thomson Corporation (incorporated herein by reference to Exhibit 99.2 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 4, 2005)
5	Opinion of Torys LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Torys LLP (included in Exhibit 5)
24	Power of Attorney (included on signature pages to this Registration Statement).

ITEM 9. UNDERTAKINGS.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4)
    To include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 21st day of July 2005.

THE THOMSON CORPORATION
By:	/s/ Deirdre Stanley Name: Deirdre Stanley Title: Senior Vice President and General Counsel

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 21, 2005. Each person whose individual signature appears below hereby authorizes Deirdre Stanley and Stephane Bello, or either of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Deirdre Stanley and Stephane Bello, or either of them, as attorney-in-fact to sign on his or her behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.

Name	Title

/s/ Richard J. Harrington Richard J. Harrington	President, Chief Executive Officer and Director (principal executive officer)
/s/ Robert D. Daleo Robert D. Daleo	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)
/s/ David K.R. Thomson David K.R. Thomson	Director
/s/ W. Geoffrey Beattie W. Geoffrey Beattie	Director
/s/ Ron D. Barbaro Ron D. Barbaro	Director
Mary A. Cirillo	Director
Steven A. Denning	Director

V. Maureen Kempston Darkes	Director
Roger L. Martin	Director
Vance K. Opperman	Director
David H. Shaffer	Director
/s/ John M. Thompson John M. Thompson	Director
/s/ Kenneth R. Thomson Kenneth R. Thomson	Director
/s/ Peter J. Thomson Peter J. Thomson	Director
/s/ Richard M. Thomson Richard M. Thomson	Director
/s/ John A. Tory John A. Tory	Director

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the undersigned, the Registrant's duly authorized representative in the United States, on this 21st day of July 2005.

THOMSON HOLDINGS INC.
By:	/s/ Deirdre Stanley Name: Deirdre Stanley Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	The Thomson Corporation 2005 U.S. Employee Stock Purchase Plan (incorporated herein by reference to Annex A of the Company's management information circular, as set forth in Exhibit 99.2 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 31, 2005)
4.2	The Thomson Corporation 2005 Global Employee Stock Purchase Plan (incorporated herein by reference to Annex B of the Company's management information circular, as set forth in Exhibit 99.2 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 31, 2005)
4.3	The Thomson Amended and Restated 2000 Stock Incentive Plan (incorporated herein by reference to Annex C of the Company's management information circular, as set forth in Exhibit 99.2 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 31, 2005)
4.4	Restated articles of incorporation of The Thomson Corporation (incorporated herein by reference to Exhibit 99.1 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 4, 2005)
4.5	By-laws of The Thomson Corporation (incorporated herein by reference to Exhibit 99.2 of the Company's Form 6-K furnished to the Securities and Exchange Commission on March 4, 2005)
5	Opinion of Torys LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Torys LLP (included in Exhibit 5)
24	Power of Attorney (included on signature pages to this Registration Statement).

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STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX